UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2023, Global Technology, Inc. (“Global Technology”), a wholly-owned subsidiary of Applied Optoelectronics, Inc. entered into an asset pool business cooperation agreement (“Asset Pool Agreement”) and an asset pool pledge contract (“Pledge Contract”) (referred to collectively as the “Pledged Asset Line”), with China Zheshang Bank Co., Ltd., in Ningbo City, China (the “Bank”). The Pledged Asset Line does not create or establish an additional credit line. The Pledged Asset Line supplements the existing credit agreement, previously executed between Global Technology and the Bank on June 7, 2022 (the "Credit Line"). The Pledged Asset Line is a specific limit under the Credit Line and does not constitute a new credit line or an increase in existing credit limits.

Under the Pledged Asset Line, Global Technology shall pledge certain financial assets or rights to such assets to the Bank in order to obtain loan funds. The financial assets include, but are not limited to, deposit receipts, domestic accounts receivable and electronic commercial paper. Borrowing will be utilized by Global Technology for general corporate purposes and short-term working capital.

Global Technology may draw upon the Pledged Asset Line between December 21, 2023 and December 21, 2025 (the “Asset Pool Period”). During the Asset Pool Period, Global Technology may request to draw upon the Pledged Asset Line on an as-needed basis. However, the amount of available credit under the Pledged Asset Line and the approval of each draw may be reduced or declined by the Bank due to changes in Chinese government regulations and/or changes in Global Technology’s financial and operational condition at the time of each requested draw.

Each draw under the Pledged Asset Line will be facilitated by a separate credit agreement specifying the terms of each draw and will bear interest equal to the Bank’s commercial banking interest rate effective on the day of the applicable draw. Borrowings under the Pledged Asset Line, however, may become due and repayable to the Bank at the Bank’s discretion due to changes in Global Technology’s financial and operational condition that may affect the repayment of the loan.

Global Technology’s obligations under the Pledged Asset Line will be secured by the pledged financial assets or rights to such assets owned by Global Technology and pledged to the Bank under the terms of the Pledge Contract. The Pledge Contract is an additional and independent security agreement, distinct from the Maximum Mortgage Contract entered into between Global Technology and the Bank on June 7, 2022. The Pledged Asset Line contains rights and obligations, representations and warranties, and events of default applicable to Global Technology that are customary for agreements of this type.

The foregoing description of the Pledged Asset Line does not purport to be a complete statement of the parties’ rights and obligations under the agreements and is qualified in its entirety by reference to the full text of the English translations of the Asset Pool Agreement and Pledge Contract which are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information as set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Translation of the Asset Pool Agreement, between Global Technology, Inc. and China Zheshang Bank Co., Ltd, dated December 21, 2023.
10.2	Translation of the Pledge Contract, between Global Technology, Inc. and China Zheshang Bank Co., Ltd, dated December 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED OPTOELECTRONICS, INC.

Date: December 27, 2023	By:	/s/ DAVID C. KUO
	Name:	DAVID C. KUO
	Title:	Senior Vice President and Chief Legal Officer

3